Exhibit 10.47

THIS WARRANT AND THE SHARES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND, EXCEPT AS SET FORTH IN SECTION 7.1 BELOW, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR, IN THE OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY, SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

WARRANT TO PURCHASE STOCK

This WARRANT TO PURCHASE STOCK (as amended and in effect from time to time, this “Warrant”) is issued as of the issue date as set forth below (the “Issue Date”) by Set Jet, Inc., a Nevada corporation (the “Company”) to the holder as set forth below (the “Holder”). The parties agree as follows:

SECTION 1. WARRANT PROVISIONS.

Warrant Section	Warrant Provision
Recitals – “Issue Date”	12/22/2022

Recitals – “Company”	Set Jet, Inc., a Nevada corporation

Recitals – “Holder”	JETT Family Trust

Section 2.1 – “Class”	Common Stock, $0.0001 par value per share.

Section 2.1 – “Exercise Price”	$0.000025 per Share.

Section 2.2 – “Shares”	4,000,000

2.3 – “Final Expiration Date”	See Section 2.3 below.

SECTION 2. RIGHT TO PURCHASE SHARES.

2.1 Grant of Right. For good and valuable consideration, the Company hereby grants Holder the right, and Holder is entitled, to purchase from the Company up to the number (as determined pursuant to Section 2.2 below) of fully paid and non-assessable shares (each, a “Share”) of the class as set forth above (the “Class”), at a purchase price per Share as set forth above (the “Exercise Price”), subject to the provisions and upon the terms and conditions set forth in this Warrant.

2.2 Number of Shares. This Warrant shall be exercisable for the number of Shares of the Class as set forth above (as may be adjusted from time to time in accordance with the provisions of this Warrant, the “Shares”).

2.3 Warrant Period.

(a) Holding Period. This Warrant shall not be exercisable for 18 months after the Issuance Date (the “Holding Period”).

(b) The Warrant shall immediately expire if, during the Holding Period, any of the following have occurred during the Holding Period: (i) the Company merges with a special purpose acquisition company (“SPAC”) or subsidiary thereof resulting in the Company’s shareholders receiving publicly listed securities in such SPAC; (ii) an Acquisition in which the holders of the outstanding Shares of the Class (in their capacity as such) received consideration having a per Share fair market value in excess of $3.00; (iii) an Equity Financing (as hereinafter defined) or a series of related Equity Financings pursuant to which the Company raises at least $10,000,000 in the aggregate since November 1, 2022; or (iv) the Company effectuates a public offering of the Class pursuant to an effective registration statement under the Act.

(c) If, during the Holding Period, the Warrant has not expired pursuant to Section 2.3(b), this Warrant shall immediately become exercisable (the “Warrant Start Date”) in whole or in part at any time and from time to time thereafter until on or before 6:00 PM, Pacific time, on the 3-year anniversary of the Warrant Start Date (the “Final Expiration Date”), and shall be void thereafter. Notwithstanding any contrary provision herein, this Warrant shall not be exercisable and shall become automatically void if the Redemption Agreement, by and between the Company and the Holder, dated on or about the date hereof, is terminated by mutual agreement, by final determination from a court of competent jurisdiction, or otherwise becomes unenforceable.

SECTION 3. EXERCISE.

3.1 Method of Exercise. Holder may exercise this Warrant in whole or in part at any time and from time to time after the Warrant Start Date but prior to the Final Expiration Date or earlier termination of this Warrant, by delivering to the Company the original of this Warrant together with a duly executed Notice of Exercise in substantially the form attached hereto as Appendix 1 and a check, wire transfer of same-day funds (to an account designated by the Company), or other form of payment acceptable to the Company for the aggregate Exercise Price for the Shares being purchased. Notwithstanding any contrary provision herein, to the extent that the original of this Warrant is an electronic original, in no event shall an original ink-signed paper copy of this Warrant be required for any exercise of Holder’s rights hereunder, nor shall this Warrant or any physical copy hereof be required to be physically surrendered at the time of any exercise.

3.2 Delivery of Certificate and New Warrant. Within a reasonable time after Holder exercises this Warrant in the manner set forth in Section 3.1, the Company shall deliver to Holder a certificate (or, in the case of uncertificated securities, provide notice of book entry) representing the Shares issued to Holder upon such exercise and, if this Warrant has not been fully exercised and has not expired, a new warrant of like tenor representing the Shares not so acquired (or surrendered in payment of the aggregate Exercise Price).

3.3 Replacement of Warrant.

(a) Paper Original Warrant. To the extent that the original of this Warrant is a paper original, on receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form, substance and amount to the Company or, in the case of mutilation, on surrender of this Warrant to the Company for cancellation, the Company shall, within a reasonable time, execute and deliver to Holder, in lieu of this Warrant, a new warrant of like tenor and amount.

(b) Electronic Original Warrant. To the extent that the original of this Warrant is an electronic original, if at any time this Warrant is rejected by any person (including, but not limited to, paying or escrow agents) or any such person fails to comply with the terms of this Warrant based on this Warrant being presented to such person as an electronic record or a printout hereof, or any signature hereto being in electronic form, the Company shall, promptly upon Holder’s request and without indemnity, execute and deliver to Holder, in lieu of electronic original versions of this Warrant, a new warrant of like tenor and amount in paper form with original ink signatures.

3.4 Treatment of Warrant Upon Acquisition of Company.

(a) Acquisition. “Acquisition” means any transaction or series of related transactions involving: (i) the sale, lease, exclusive license, or other disposition of all or substantially all of the assets of the Company; (ii) any merger or consolidation of the Company into or with another person or entity (other than a merger or consolidation effected exclusively to change the Company’s domicile), or any other corporate reorganization, in which the stockholders of the Company in their capacity as such immediately prior to such merger, consolidation or reorganization, own less than a majority of the Company’s (or the surviving or successor entity’s) outstanding voting power immediately after such merger, consolidation or reorganization; or (iii) any sale or other transfer by the stockholders of the Company of shares representing at least a majority of the Company’s then-total outstanding combined voting power. For the avoidance of doubt, “Acquisition” shall not include any sale and issuance by the Company of shares of its capital stock or of securities or instruments exercisable for or convertible into, or otherwise representing the right to acquire, shares of its capital stock to one or more investors for cash in a transaction or series of related transactions the primary purpose of which is a bona fide equity financing of the Company (an “Equity Financing”).

(b) Treatment of Warrant in Acquisition. Upon the closing of any Acquisition, other than an Acquisition meeting the threshold for Warrant expiration in Section 2.3(b), the acquiring, surviving or successor entity shall assume this Warrant and the Company’s obligations hereunder, and this Warrant shall thereafter be exercisable for the same securities and/or other property as would have been paid for the Shares issuable upon exercise of the unexercised portion of this Warrant as if such Shares were outstanding on and as of the closing of such Acquisition, at an aggregate Exercise Price equal to the aggregate Exercise Price in effect as of immediately prior to such closing, all subject to further adjustment from time to time thereafter in accordance with the provisions of this Warrant.

SECTION 4. CERTAIN ADJUSTMENTS TO THE SHARES, CLASS AND EXERCISE PRICE.

4.1 Stock Dividends, Splits, Etc. If the Company (i) declares or pays a dividend or distribution on the outstanding shares of the Class payable in additional shares of the Class (including fractional shares, subject to Section 4.3 below); or (ii) subdivides the outstanding shares of the Class by reclassification or otherwise into a greater number of shares, the number of Shares purchasable hereunder shall be proportionately increased, even if such number would include fractional shares, and the Exercise Price shall be proportionately decreased. If the outstanding shares of the Class are combined or consolidated, by reclassification or otherwise, into a lesser number of shares, the Exercise Price shall be proportionately increased and the number of Shares shall be proportionately decreased, even if such number would include fractional shares.

4.2 Reclassification, Exchange, Combination or Substitution. Upon any event whereby all of the outstanding shares of the Class are reclassified, exchanged, combined, substituted, or replaced for, into, with or by Company securities of a different class and/or series, then from and after the consummation of such event, “Class” shall mean such securities and this Warrant will be exercisable for the number of such securities that Holder would have received had the Shares been outstanding on and as of the consummation of such event, at an aggregate Exercise Price equal to the aggregate Exercise Price in effect as of immediately prior to such event, all subject to further adjustment thereafter from time to time in accordance with the provisions of this Warrant. The provisions of this Section 4.2 shall similarly apply to successive reclassifications, exchanges, combinations, substitutions, replacements or other similar events.

4.3 No Fractional Share. No fractional Share shall be issued upon exercise of this Warrant, and the number of Shares to be issued shall be rounded down to the nearest whole Share. If a fractional Share interest arises upon any exercise of this Warrant, the Company shall eliminate such fractional Share interest by paying Holder in cash an amount equal to (a) such fractional interest, multiplied by (b) (i) the fair market value of a full Share, less (ii) the then-effective Exercise Price (the “Fractional Share Value”), unless Holder otherwise elects, in its sole discretion, to waive such payment. Notwithstanding any contrary provision herein, if this Warrant becomes exercisable for a fractional Share interest at any time or from time to time prior to the exercise in full of this Warrant, and the Company eliminates such fractional Share interest prior to any exercise of this Warrant, then the then-effective Exercise Price shall be reduced by an amount equal to the Fractional Share Value, unless Holder otherwise elects, in its sole discretion, to waive such reduction.

4.4 Certificate as to Adjustments. Within a reasonable time following each adjustment of the Exercise Price, Class and/or number of Shares pursuant to the terms of this Warrant, the Company, at its expense, shall deliver a certificate of its Chief Financial Officer or other authorized officer to Holder setting forth the adjustments to the Exercise Price, Class and/or number of Shares and the facts upon which such adjustments are based. The Company shall, at any time and from time to time within a reasonable time following Holder’s written request and at the Company’s expense, furnish Holder with a certificate of its Chief Financial Officer or other authorized officer setting forth the then-current Exercise Price, Class and number of Shares and the computations or other determinations thereof.

SECTION 5. REPRESENTATIONS AND COVENANTS OF THE COMPANY.

5.1 Representations and Warranties. The Company represents and warrants to, and agrees with, Holder that all Shares which may be issued upon the exercise of this Warrant, shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, and free of any liens and encumbrances except for restrictions on transfer provided for herein or under the Company’s Certificate of Incorporation or Bylaws, each as amended and in effect from time to time (the “Charter Documents”), or applicable federal and state securities laws. The Company covenants that it shall at all times cause to be reserved and kept available out of its authorized and unissued capital stock such number of shares of the Class and other securities as will be sufficient to permit the exercise in full of this Warrant.

5.2 Certain Company Information. The Company will provide such information requested by Holder from time to time, within a reasonable time following each such request, that is reasonably necessary to enable Holder to comply with Holder’s accounting or reporting requirements.

SECTION 6. REPRESENTATIONS AND COVENANTS OF HOLDER.

Holder represents and warrants to, and agrees with, the Company as follows:

6.1 Investment Representations.

(a) Purchase for Own Account. This Warrant and the Shares to be acquired upon exercise hereof are being acquired for investment for Holder’s account, not as a nominee or agent, and not with a view to the public resale or distribution within the meaning of the Act. Holder also represents that it has not been formed for the specific purpose of acquiring this Warrant or the Shares.

(b) Disclosure of Information. Holder is aware of the Company’s business affairs and financial condition and has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the acquisition of this Warrant and its underlying securities. Holder further has had an opportunity to ask questions of and receive answers from the Company regarding the terms and conditions of the offering of this Warrant and its underlying securities and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to Holder or to which Holder has access.

(c) Investment Experience. Holder understands that the purchase of this Warrant and its underlying securities involves substantial risk. Holder has experience as an investor in securities of companies in the development stage and acknowledges that Holder can bear the economic risk of such Holder’s investment in this Warrant and its underlying securities for an indefinite period of time, and has such knowledge and experience in financial or business matters that Holder is capable of evaluating the merits and risks of its investment in this Warrant and its underlying securities and/or has a preexisting personal or business relationship with the Company and certain of its officers, directors or controlling persons of a nature and duration that enables Holder to be aware of the character, business acumen and financial circumstances of such persons.

(d) Accredited Investor Status. Holder is an “accredited investor” within the meaning of Regulation D promulgated under the Act.

(e) The Act. Holder understands that this Warrant and the Shares issuable upon exercise hereof have not been registered under the Act or registered or qualified under the securities laws of any state, and are issued in reliance upon specific exemptions therefrom, which exemptions depend upon, among other things, the bona fide nature of the Holder’s investment intent as expressed herein. Holder understands that the Company is under no obligation to so register or qualify this Warrant, the Shares or such other securities. Holder understands that this Warrant and the Shares issued upon any exercise hereof are “restricted securities” under applicable federal and state securities laws and must be held indefinitely unless subsequently registered under the Act and registered or qualified under applicable state securities laws, or unless exemptions from such registration and qualification are otherwise available. Holder is aware of the provisions of Rule 144 promulgated under the Act.

6.2 No Stockholder Rights. Without limiting any provision of this Warrant, Holder agrees that as a Holder of this Warrant it will not have any rights (including, but not limited to, voting rights) as a stockholder of the Company with respect to the Shares issuable hereunder unless and until the exercise of this Warrant and then only with respect to the Shares issued on such exercise.

SECTION 7. MISCELLANEOUS.

7.1 Compliance with Securities Laws on Transfer. This Warrant and the Shares issued upon exercise hereof may not be transferred or assigned in whole or in part except in compliance with applicable federal and state securities laws by the transferor and the transferee (including, without limitation, the delivery of investment representation letters and legal opinions reasonably satisfactory to the Company, as reasonably requested by the Company).

7.2 Notices. All notices and other communications hereunder from the Company to the Holder, or vice versa, shall be deemed delivered and effective (i) when given personally, (ii) on the third (3rd) Business Day after being mailed by first-class registered or certified mail, postage prepaid, (iii) upon actual receipt if given by electronic mail and such receipt is confirmed in writing by the recipient, or (iv) on the first Business Day following delivery to a reliable overnight courier service, courier fee prepaid, in any case at such address as may have been furnished to the Company or Holder, as the case may be, in writing by the Company or Holder. All notices to Holder shall be addressed as follows until the Company receives notice of a change of address in connection with a transfer or otherwise:

JETT Family Trust

[  ] 8512 E Gilded Perch Drive

[   ] Scottsdale, AZ 85255

Telephone: [  ] 4802418173

Email: kikipconstantine@gmail.com

All notices to the Company shall be addressed as follows until Holder receives notice of a change in address:

Set Jet, Inc.

15011 N 75th Street

Scottsdale, AZ 85260

Attn: Thomas P. Smith

Telephone: (408) 264-6500

Email: tom@setjet.com

With a copy that shall not constitute notice to:

Snell & Wilmer L.L.P.

One East Washington Street

Suite 2700

Phoenix, AZ 85004-2556

Attn: Daniel Mahoney

Telephone: (602) 382-6206

Email: dmahoney@swlaw.com

7.3 Amendment and Waiver. Notwithstanding any contrary provision herein, this Warrant may be amended and any provision hereof waived (either generally or in a particular instance and either retroactively or prospectively) only by an instrument in writing signed by Holder and any party against which enforcement of such amendment or waiver is sought.

7.4 Counterparts; Electronic Signatures; Status as Certificated Security. This Warrant may be executed by one or more of the parties hereto in any number of separate counterparts, all of which together shall constitute one and the same instrument. The Company, Holder and any other party hereto may execute this Warrant by electronic means and each party hereto recognizes and accepts the use of electronic signatures and the keeping of records in electronic form by any other party hereto in connection with the execution and storage hereof. To the extent that this Warrant or any agreement subject to the terms hereof or any amendment hereto is executed, recorded or delivered electronically, it shall be binding to the same extent as though it had been executed on paper with an original ink signature, as provided under applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act. The fact that this Warrant is executed, signed, stored or delivered electronically shall not prevent the enforcement of the terms hereof. Physical possession of the original of this Warrant or any paper copy thereof shall confer no special status to the bearer thereof.

7.5 Headings. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

7.6 Business Days. Business Day” means any day that is not a Saturday, Sunday or a day on which banks in Nevada are closed.

7.7 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to its principles regarding conflicts of law.

7.8 Jurisdiction and Venue. The Company and Holder each irrevocably and unconditionally submit to the exclusive jurisdiction of the State and Federal courts in Clark County, Nevada.

7.9 Survival. This Section 7 shall survive the termination of this Warrant.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Warrant To Purchase Stock to be executed by their duly authorized representatives effective as of the Issue Date written above.

COMPANY:
SET JET, INC.

By:	/s/ Thomas P. Smith
Name:	Thomas P. Smith
Title:	CEO

HOLDER: JETT Family Trust

By:	/s/ Kiki Constatine
Kiki Constantine, Manager

APPENDIX 1

Form of Notice of Exercise of Warrant

1. The undersigned Holder hereby exercises its right to purchase shares of the Common Stock of Set Jet, Inc. (the “Company”) in accordance with the attached Warrant To Purchase Stock, and tenders payment of the aggregate Exercise Price for such shares as follows:

☐ Check in the amount of $ payable to order of the Company enclosed herewith

☐ Wire transfer of immediately available funds to the Company’s account

☐ Other (Describe)

2. Please issue a certificate or certificates (or evidence of book entry) representing the Shares in the name specified below:

Holder’s Name

(Address)

3. By its execution below and for the benefit of the Company, Holder hereby makes each of the representations and warranties set forth in Section 6.1 of the Warrant To Purchase Stock as of the date hereof.

HOLDER:

JETT Family Trust

By:
Name:
Title:
(Date):

Appendix 1 to Warrant to Purchase Stock